Exhibit 99.1

STILLWATER ANNOUNCES THAT ITS MAJORITY STOCKHOLDER HAS EXITED

Billings, MT – (Marketwire - December 13, 2010) – Stillwater Mining Company (NYSE: SWC) today announced the closing of two separate secondary offerings by its majority stockholder, Norimet Limited (“Norimet” or the “selling stockholder”), a wholly-owned subsidiary of Russian nickel producer, MMC Norilsk Nickel. In total, Norimet has sold its entire 49.8 million share interest in Stillwater.  The sale of 46.0 million shares of Stillwater common stock closed today, of which 37.0 million shares were sold to the public at a public offering price of $19.50 per share. Also in connection with this offering, today the underwriters exercised their over-allotment option in full to purchase an additional 3.8 million shares. Norimet sold the remaining 9.0 million shares to UBS Securities LLC in connection with the closing of a previously announced public offering by UBS AG of Mandatorily Exchangeable Notes due 2012. Upon the closing of the over-allotment option later this week, Norimet will no longer own any shares of Stillwater's common stock. Stillwater Mining Company is not receiving proceeds from either of the offerings by Norimet.

Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, UBS Securities LLC and VTB Capital PLC acted as joint bookrunning managers for the underwritten public offering of the common stock. VTB Capital PLC is not a U.S. registered broker-dealer, and therefore, to the extent that it effected any sales of shares of the common stock in the United States, such sales were executed through one or more U.S. registered broker-dealers, which may be affiliates of VTB Capital PLC, to the extent required by applicable U.S. securities laws and regulations. A copy of the prospectus supplement and base prospectus relating to the underwritten public offering of the common stock may be obtained by contacting: Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York, 10010-3629 (800-221-1037), J.P. Morgan Securities LLC, Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, (866-803-9204), or UBS Securities LLC, 299 Park Avenue, New York, New York, 10171, Attn: Prospectus Department (888-827-7275, ext. 3884).

UBS Securities LLC was the sole bookrunner and underwriter for the exchangeable notes offering. A copy of the base prospectus and prospectus supplement relating to the underlying common stock being offered in connection with the underwritten public offering of the exchangeable notes may be obtained by contacting UBS Securities LLC, 299 Park Avenue, New York, New York, 10171, Attn: Prospectus Department (888-827-7275, ext. 3884).

A shelf registration statement relating to both the underwritten public offering of common stock and the shares of common stock underlying the exchangeable notes offering was filed by the Company with the Securities and Exchange Commission (the "SEC") on November 29, 2010 and became effective automatically upon such filing. UBS AG has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for the offering of the exchangeable notes) with the SEC for the offering of the exchangeable notes. This press release shall not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Before you invest, you should read these documents and other documents filed with the SEC for more complete information. You may obtain these documents for free by visiting EDGAR on the SEC's website at http://www.sec.gov.

About Stillwater

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company's shares are traded on the New York Stock Exchange under the symbol SWC.

Forward-Looking Statements

The matters discussed in this release include forward-looking statements. These statements are based on current expectations or beliefs and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Stillwater is providing this information as of the date of this news release and assumes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Investor Relations
Sard Verbinnen & Co
Dan Gagnier
Tel: +1.212-687-8080
DGagnier@SARDVERB.com

Stillwater Mining Company
Gregory Wing
Tel: +1.406.373.8706
gwing@stillwatermining.com